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                                                                    EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements (Nos. 333-91490 and 333-101881) of CheckFree Corporation on Form S-8 of our report dated December 16, 2002, appearing in the Annual Report on Form 11-K of CheckFree Corporation 401(k) Plan for the year ended June 30, 2002.



/s/ Deloitte & Touche LLP

Atlanta, Georgia
December 20, 2002